Exhibit 1.01
UNDERWRITING AGREEMENT
January 14, 2011
J.P. Morgan Securities LLC
as Representative of the
several Underwriters
listed in Schedule II hereof
J.P. Morgan Securities LLC
as Hedge Underwriter (as defined below)
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Dendreon Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities LLC and each of the other underwriters, if any, named on Schedule II hereto (each a “Note Underwriter” and collectively, the “Note Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), $540,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due 2016 (the “Underwritten Securities”) and, at the option of the Note Underwriters, up to an additional $80,000,000 aggregate principal amount of its 2.875% Convertible Senior Notes due 2016 (the “Option Securities”) if and to the extent that you, as the Representative of the Note Underwriters, shall have determined to exercise the option to purchase such 2.875% Convertible Senior Notes due 2016 granted to the Note Underwriters in Section 2 hereof. The Underwritten Securities and, if and to the extent issued, the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Securities will be issued pursuant to an Indenture to be dated as of March 16, 2007 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A.(as successor to The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, to be dated as of January 20, 2011, between the Company and the Trustee (together with the Base Indenture, the “Indenture”). The Common Stock will have attached thereto rights (the “Rights”) to purchase Series A Junior Participating Preferred Stock, par value $0.001. The Rights are to be issued pursuant to a Rights Agreement (the “Rights Agreement”) dated as of September 18, 2002 between the Company and Mellon Investor Services LLC. This agreement is hereinafter referred to as the “Agreement.”

     In connection with the offering of the Securities, up to $250,000,000 of shares of our Common Stock (the “Hedge Shares”) have been registered pursuant to the Registration Statement (as defined below), and are being offered pursuant to the Prospectus (as defined below) to facilitate hedging of the Securities by buyers of the Securities, with the final number of Hedge Shares to be sold depending on the demand by the buyers of the Securities to have their hedging of the Securities be facilitated as part of the offering of the Securities. The Hedge Shares being sold in the offering are being purchased by J.P. Morgan Securities LLC, as the Hedge Underwriter (the “Hedge Underwriter”), from the buyers of the Securities who have sold them short to the Hedge Underwriter in order to hedge their market risk with respect to the Securities that they acquire in this offering of the Securities. The Hedge Underwriter is purchasing the Hedge Shares in connection with, and contingent on the pricing of, the Securities, and subject to the Closing of the sale of the Securities, with a view to initially offer them to the public at a price of $35.70 per share and to subsequently offer them in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices. The Hedge Underwriter, together with Note Underwriters, are referred to collectively herein as the “Underwriters”.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a Post-Effective Amendment No. 1 to the Company’s registration statement on Form S-3 (File No. 333-16357), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities, the Hedge Shares, the Underlying Securities and the Rights. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the offering of the Securities and the Hedge Shares, together with the Base Prospectus. The term “Prospectus” shall mean the final prospectus supplement relating to the Securities and the Hedge Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto. All references in this Agreement to the Registration Statement, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale

Prospectus” means the preliminary prospectus dated January 13, 2011, together with the information set forth in Schedule I hereto and the free writing prospectuses, if any, each identified in Schedule I hereto, and “road show” means a “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Securities and the Hedge Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Securities or Hedge Shares by means of a “free writing prospectus” (as defined in Rule 405) that is required to be filed with the Commission pursuant to the Rule 433 under the Securities Act, other than any “road show” approved by the Company or those identified on Schedule I hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, preliminary prospectus, the Time of Sale Prospectus, or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with each of the Underwriters that, as of the date hereof:
          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the preliminary prospectus included in the Time of Sale Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities and the Hedge Shares in connection with the offering and at the applicable Closing (as defined in Section 3), the Time of Sale Prospectus (as then amended or supplemented by the Company, if applicable) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and the Company makes no representation or warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.
          (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company (i) complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and (ii) when taken together with the preliminary prospectus filed, accompanying or delivered prior to delivery of such free writing prospectus did not, and at the Closing Date and any Option Closing date will not, contain an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the your prior consent, prepare, use or refer to, any free writing prospectus. Each such Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the initial offering and sale of the Securities by the Underwriter or until any earlier date that the Company notified or notifies the Representative as described herein, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary prospectus deemed to be a part thereof that has not been superseded or modified.
          (d) The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (e) This Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.
          (f) The Indenture has been duly authorized by the Company and upon effectiveness of the Post-Effective Amendment No. 1 to the Registration Statement and on the Closing Date and on the Option Closing Date, as the case may be, was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
          (g) The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
          (h) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
          (i) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
          (j) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

          (k) Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.
          (l) Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Time of Sale Prospectus and the Prospectus, are an independent public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.
          (m) The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement.
          (n) The Company and each of its subsidiaries have been duly incorporated or formed, as applicable, and each is validly existing as a corporation, limited liability company and U.K. limited company, as applicable, in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own or lease, as the case may be, and operate its properties and to conduct (as applicable) its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the (a “Material Adverse Effect”).
          (o) The Company does not own or control, directly or indirectly, any corporation, association or other entity that would be a “significant subsidiary” (as defined under Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) of the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company. None of the subsidiaries of the Company have conducted any business since their formation or currently have any properties or assets.
          (p) The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in, or incorporated by reference into, the Registration Statement, Time of Sale Prospectus and the Prospectus. The description of the Company’s stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Registration Statement, Time of Sale Prospectus and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
          (q) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of the Underlying Securities in accordance the terms of the Securities; the Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the

Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; and the Rights have been duly authorized by the Company and, when issued upon issuance of the Underlying Securities, will be validly issued, and the Series A Junior Participating Preferred Stock, par value $0.001, has been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.
          (r) The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Securities by the Company and the consummation of the transactions contemplated hereby and thereby, and by the Prospectus (x) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company, (y) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (z) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for execution, delivery and performance of this Agreement by the Company, the offer or sale of the Securities or the consummation of the transactions contemplated hereby or thereby, and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.
          (s) Except as set forth, or incorporated in the Time of Sale Prospectus, there are no legal or governmental actions, suits or proceedings (collectively, “Proceedings”), including without limitations, any proceedings pending before the United States Food and Drug Administration (“FDA”) or comparable federal, state, local or foreign governmental bodies (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation) pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. The descriptions of Proceedings contained in the Time of Sale Prospectus and the Prospectus are accurate and complete in all material respects.
          (t) No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent.
          (u) The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in each of the Time of Sale Prospectus and the Prospectus to be conducted. Except as set forth in the Time of Sale Prospectus and the Prospectus (i) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (ii) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
          (v) The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the

Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.
          (w) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 2(m) above (or elsewhere in the Time of Sale Prospectus and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, with the exception of assets subject to capitalized lease obligations, and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
          (x) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, or such taxes, assessments, fines or penalties that could not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions, if necessary, in the applicable financial statements referred to in Section 2(m) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.
          (y) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (z) The Company is insured by recognized, financially-sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
          (aa) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or the Common Stock. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Securities and Common Stock on the NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act. Notwithstanding the foregoing, we make no representation or warranty with respect to any transactions in the Hedge Shares by purchasers of the Securities, the purchase of the Hedge Shares by the Hedge Underwriter or the sale thereof by the Hedge Underwriter.
          (bb) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Time of Sale Prospectus or the Prospectus that have not been described as required.
          (cc) The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (dd) Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
          (ee) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (ff) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (gg) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively,

“Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the best of the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
          (hh) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a material adverse effect on the Company; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of the Company that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

          (ii) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Time of Sale Prospectus and the Prospectus.
          (jj) There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (kk) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical data and market-related data included in the Registration Statement, Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
          (ll) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.
          (mm) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company that are described in the Registration Statement, Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, Time of Sale Prospectus and the Prospectus were and, if still pending, are being conducted in accordance, in all material respects, with standard medical and scientific research procedures and all applicable laws, rules and regulations; the descriptions in the Registration Statement, Time of Sale Prospectus and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests; the Company has no knowledge of any other studies or tests conducted by third parties the results of which contest or contradict, and have no knowledge of any other studies or tests conducted by third parties that unsuccessfully attempted to replicate, the results described or referred to in the Prospectus; except to the extent disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies, including without limitation those of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus, since the Company’s fiscal year ending December 31, 2005, the Company has not received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical study or test sponsored by the Company, that is described in the Registration Statement, Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, Time of Sale Prospectus and the Prospectus.
          (nn) The manufacture of Company products is being and at all times has been conducted in compliance in all material respects with all applicable laws, rules and regulations. During the five (5) year period ending on the date of this Agreement, the Company has not had any product or manufacturing site subject to a shutdown or import or export prohibition by any governmental authority, nor, except for the FDA Form 483 received in connection with the FDA’s inspection of the Company’s New Jersey facility, received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters” or similar correspondence or written notice from the FDA or other governmental entity asserting material noncompliance with any applicable legal requirements, and, to the knowledge of the Company, neither the FDA nor any governmental entity is considering such action.
          (oo) The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with any transaction contemplated by this Agreement.
          (pp) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing. Other than the Company’s Notification of Listing of Additional Shares with respect to the Underlying Securities, no consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ Global Select Market is required for the listing and trading of the Underlying Securities on the NASDAQ Global Select Market.
          (qq) The Company is in compliance with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules that are currently in effect.
          (rr) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Registration Statement, Time of Sale Prospectus or the

Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (ss) To the Company’s knowledge, after reasonable investigation under the circumstances, there are no affiliations or associations between any member of the FINRA and any Company officer, director or holder of five percent (5%) or more of the Company’s securities, except as set forth in the Registration Statement, the Time of Sale Prospectus and Prospectus.
          (tt) No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 4350 of the NASDAQ Global Marketplace Rules) is required for the Company to issue and deliver the Securities to the Underwriters.
          (uu) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ Global Select Market and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinate the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its results of operations or prospects.
          (vv) There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.
          (ww) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Note Underwriters, and each of the Note Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Note Underwriter’s name on Schedule II hereto at a price equal to 98% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from January 20, 2011 to the Closing Date (as defined below).
     In addition, the Company agrees to issue and sell the Option Securities to the Note Underwriters as provided in this Agreement, and the Note Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. The option granted hereunder is for use by the Note Underwriters solely in covering any over-allotments in connection with the initial offering of the Underwritten Securities by the Note Underwriters.
     If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Note Underwriters shall be the amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Note Underwriters in Schedule II hereto (or such amount increased as set forth herein) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the Note Underwriters, subject, however, to such adjustments to eliminate Option Securities in denominations other than $1,000 as the Representative in its sole discretion shall make
     The Representative may exercise this right on behalf of the Note Underwriters in whole or from time to time in part by giving written notice to the Company of the election to exercise the option not later than thirty (30) days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of the Option Securities to be purchased by the Note

Underwriters and the date on which such shares are to be delivered and paid for. Each purchase date must be at least one (1) business day after the written notice is given and may not be earlier than the Closing Date nor later than ten (10) business days after the date of such notice. Option Securities may be purchased as provided in Section  3 hereof solely for the purpose of covering over allotments made in connection with the offering of the Underwritten Securities. On each day, if any, that Option Securities are to be purchased (an “Option Closing Date”), each Note Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of such Option Securities subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion the aggregate amount Option Securities to be purchased on such Option Closing Date as the aggregate principal amount of Underwritten Securities set forth in Schedule II hereto opposite the name of such Note Underwriter bears to the aggregate principal amount of Underwritten Securities.
     3. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on January 20, 2011, or at such other time on the same or such other date, not later than January 20, 2011, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date,” and collectively with each Option Closing Date, the “Closing.”
     Payment for any Option Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Option Securities for the respective accounts of the Note Underwriters at 10:00 a.m., New York City time, on the applicable Option Closing Date or at such other time on the same or on such other date, in any event not later than thirty (30) days (or the next business day thereafter) after the date of this Agreement, as shall be designated in writing by you.
     Payment for the Securities to be purchased on the Closing Date or the Option Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the Note Underwriters of the Securities to be purchased on such date of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.
     4. Conditions to the Note Underwriters’ Obligations. The obligation of each Note Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Option Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus as of the date of this Agreement and Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities or the Hedge Shares on the terms and in the manner contemplated in the Registration Statement, Time of Sale Prospectus and Prospectus.
          (b) The Underwriters shall have received on the applicable Closing a certificate, dated as of the applicable Closing and signed by the Chief Executive Officer of the Company on behalf of the Company and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the applicable Closing, that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Closing.
     The officer signing and delivering such certificate on behalf of the Company may rely upon his or her knowledge as to proceedings threatened.
          (c) The Underwriters shall have received at the applicable Closing a written opinion (including 10b-5 statement) of Jones Day, outside counsel for the Company, dated as of the applicable Closing, in form and substance reasonably satisfactory to you.
          (d) The Underwriters shall have received at the applicable Closing a written opinion of King & Spalding LLP, outside patent counsel for the Company, dated as of the applicable Closing, in form and substance reasonably satisfactory to you.
          (e) The Underwriters shall have received at the applicable Closing a written opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to you.
          (f) The Underwriters shall have received on the date hereof and at each applicable Closing, a letter dated as of the date hereof and as of the applicable Closing, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus and Prospectus; provided that the (x) the letter delivered on the date hereof shall use a “cut off date” not earlier than the date hereof and (z) the letter used on any Option Closing Date, shall use a “cut-off date” not earlier than three (3) business day prior to the applicable Option Closing Date, as the case may be.
          (g) The lock-up agreements, each substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”), between you and each of the executive officers and directors of the Company set forth on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect at the initial Closing.
          (h) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.
          (i) No stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.
     The several obligations of the Note Underwriters to purchase the Option Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Securities to be sold on such Option Closing Date and other matters related to the issuance of such Option Securities.
     5. Covenants of the Company. The Company covenants with each of the Underwriters as follows:
          (a) To furnish or make available to each of you, without charge, one (1) signed copy of the Registration Statement (including exhibits thereto) and to furnish or make available to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the Prospectus Delivery Period (defined below), as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
          (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
          (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
          (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
          (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities or the Hedge Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
          (f) If, during such period after the first date of the public offering of the Securities and the Hedge Shares, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is, in the reasonable opinion of counsel for the Underwriters, required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers to which the Securities or the Hedge Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.
          (g) To endeavor to qualify the Securities and the Hedge Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions you shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction.
          (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
          (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities and the Hedge Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities and the Hedge Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) up to $10,000 of the actual cost of printing or producing any Blue Sky memorandum and/or any Canadian wrapper in connection with the offer and sale of the Securities and the Hedge Shares under state securities laws and all expenses in connection with the qualification of the Securities and the Hedge Shares for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities and the Hedge Shares by the FINRA, (v) all costs and expenses incident to listing the Underlying Securities on the NASDAQ Global Select

Market, (vi) the cost of printing certificates representing the Hedge Shares (if not delivered in book-entry form), (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities and the Hedge Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, and (x) all expenses in connection with any offer and sale of the Securities and the Hedge Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States. It is understood, however, that except as provided in this Section, Section 7 and Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities and the Hedge Shares by them and any advertising expenses connected with any offers they may make.
          (j) The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Time of Sale Prospectus.
          (k) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.
          (l) During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NASDAQ Global Select Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.
          (m) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.
          (n) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Common Stock and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities and the Hedge Shares contemplated hereby. Notwithstanding the foregoing, we make no agreement with respect to any transactions in the Hedge Shares by the purchasers of the securities, the purchase of the Hedge Shares by the Hedge Underwriter or the sale thereof by the Hedge Underwriter.
          (o) The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue the Underlying Securities upon conversion of the Securities. The Company will use its best efforts to maintain the listing of the Underlying Securities on the NASDAQ Global Select Market.
          (p) The Company also covenants with you, on behalf of the Underwriters that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Securities and the Hedge Shares to be sold hereunder or (b) the issuance of Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus, stock purchase or other stock plan or arrangement outstanding on the date hereof and (x) reflected in the Time of Sale Prospectus and Prospectus or (y) of which the Underwriters have been advised in writing, but only if the holders of such shares or options who are executive officers and directors of the Company are bound by a Lock-Up Agreement and (ii) in connection with a bona fide commercial transaction with a third party, but only if such third party agrees in writing to be bound by the restrictions set forth in this Section 6(n). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     6. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of it that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     7. Indemnity and Contribution.
          (a) The Company agrees to indemnify and hold harmless any Underwriter, each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any road show approved by the Company, the Prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters through you expressly for use in the Registration Statement, any electronic road show, preliminary prospectus, Prospectus, Time of Sale Prospectus, or any free writing prospectus the Company has filed or is required to filed pursuant to Rule 433(d) of the Securities Act; or any amendments or supplements thereto. The Company acknowledges that the only information that the Note Underwriters have furnished to the Company through you expressly for use in the Registration Statement, and Prospectus, Time of Sale Prospectus or any free writing prospectus are the statements set forth in the seventh and ninth paragraphs in the Section of the Prospectus captioned “Underwriting.” The Company acknowledges that the only information that the Hedge Underwriter has furnished to the Company for use in the Registration Statement, and Prospectus, Time of Sale Prospectus or any free writing prospectus are the statements regarding the Hedge Underwriter’s purchases of shares of Common Stock to be sold in the offering of the Hedge Shares in the eleventh paragraph of the front cover of the Prospectus, the second sentence in the section of the Prospectus captioned “Prospectus supplement summary — The Offering of the common stock,” in the section of the Prospectus captioned “Risk factors — Risks related to the notes and to the offering of the notes — The offering of the common stock to facilitate the hedging of the notes and any other short sales of the common stock to hedge the notes...”
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party or parties and the indemnified party or parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you (as Representative, and on behalf of the Note Underwriters and as the Hedge Underwriter), in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Note Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Note Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Note Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Note Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Note Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective aggregate principal amount of the Securities they have purchased hereunder, and not joint.
          (e) The Company and the Note Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Note Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Note Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate principal amount of the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Note Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (f) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Hedge Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Hedge Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (g) The Company and the Hedge Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Hedge Underwriter shall be required to contribute any amount in excess of the amount by which the aggregate amount of the Hedge Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Hedge Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (h) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     8. No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Securities and the Hedge Shares: (a) each of the Underwriters has acted at arms length, is not an agent of, and owe no fiduciary duties to, the Company or any other person, (b) each Underwriter owes the Company only those duties and obligations set forth in this Agreement, (c) an Underwriter may have interests that differ from those of the Company and (d) none of the Underwriters have provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against any Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Securities and the Hedge Shares.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Select Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market and remains suspended as of the Closing Date, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity, or crisis that, in your judgment (as Representatives and on behalf of the Underwriters), is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or Prospectus. If the Company for any reason fails to tender the Securities for delivery to the Note Underwriters or the Note Underwriters decline to purchase the Securities as a result of the failure of any other condition for which the Company is solely responsible or a breach of this Agreement by the

Company as permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     10. Effectiveness; Defaulting Note Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          (a) If any Note Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Closing Date or Option Closing Date, as applicable, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six (36) hours after such default by any Note Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Closing Date or Option Closing Date, as applicable, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of counsel to the Note Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Note Underwriter or Note Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities to be purchased at the Closing Date or Option Closing Date, as applicable, then the Company shall have the right to require each non-defaulting Note Underwriter to purchase the number of Securities which such Note Underwriter agreed to purchase hereunder at such Closing Date or Option Closing Date, as applicable, and, in addition, to require each non-defaulting Note Underwriter to purchase its pro rata share (based on the number of Securities which such Note Underwriter agreed to purchase hereunder) of the Securities of such defaulting Note Underwriter or Note Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Note Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Note Underwriter or Note Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Securities to be purchased at the Closing Date or Option Closing Date, as applicable, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Note Underwriters to purchase Securities of a defaulting Note Underwriter or Note Underwriters, then this Agreement (or, with respect to any Option Closing Date, the obligations of the Note Underwriters to purchase and of the Company to sell the Option Securities) shall thereupon terminate, without liability on the part of any non-defaulting Note Underwriter or the Company, except for the expenses to be borne by the Company and the Note Underwriters as provided in Section 5(i) hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (d) Notwithstanding paragraph (c) above, if after giving effect to any arrangements for the purchase of any Option Securities of a defaulting Note Underwriter or Note Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Option Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Option Securities to be purchased at any Option Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Note Underwriters to purchase Option Securities of a defaulting Note Underwriter or Note Underwriters, then the non-defaulting Underwriters shall have the option (but not the requirement) to purchase not less than the number of Option Securities that such non-defaulting Note Underwriters would have been obligated to purchase in the absence of such default; but nothing herein shall relieve a defaulting Note Underwriter from liability for its default.
          (e) If this Agreement shall be terminated by the Note Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Note Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Note Underwriters in connection with this Agreement or the offering of the Securities contemplated hereunder.
     11. Counterparts. This Agreement may be signed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Entire Agreement. This Agreement represents the entire agreement between the Company on the one hand, and the Underwriters on the other hand, with respect to the preparation of the Time of Sale Prospectus, and Prospectus, the conduct of the offering, and the purchase and sale of the Hedge Shares.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Underwriters at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: (212) 622-8358), with a copy to Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626, Attention: Charles K. Ruck (Fax: (714) 755-8290); and if to the Company shall be delivered, mailed or sent to Dendreon Corporation, 3005 First Avenue, Seattle, WA 98121, Attention: General Counsel, with a copy to Jones Day, 222 East 41st Street, New York, New York 10017, Attention: Christopher Kelly.
[SIGNATURE PAGE FOLLOWS]

Very truly yours, DENDREON CORPORATION
By:	/s/ Richard F. Hamm, Jr.
	Name:	Richard F. Hamm, Jr.
	Title:	Executive Vice President, General Counsel & Secretary

Accepted as of the date hereof: J.P. MORGAN SECURITIES LLC For itself and on behalf of the several Note Underwriters listed in Schedule II hereto.
By	/s/ Jeff Zajkowski
Authorized Signatory

J.P. MORGAN SECURITIES LLC For itself as the Hedge Underwriter.
By	/s/ Sri Kosarzju
Authorized Signatory

Signature page to Underwriting Agreement

SCHEDULE I
Time of Sale Prospectus
Filed pursuant to Rule 433 under the Securities Act of 1933
Issuer Free Writing Prospectus dated January 14, 2011
Relating to Preliminary Prospectus Supplement dated January 13, 2011
Registration Statement No. 333-163573
PRICING TERM SHEET
Dated January 14, 2011 to the
Preliminary Prospectus Supplement Referred to Below
Dendreon Corporation
Offering of
$540,000,000 aggregate principal amount of
2.875% Convertible Senior Notes due 2016
and
Up to $250,000,000 of Common Stock of the Dendreon Corporation, $0.001 par value
The information in this pricing term sheet relates only to the offering of the Notes and the Common Stock and should be read together with (i) the preliminary prospectus supplement dated January 13, 2011 relating to the offering of the Notes and the Common Stock, including the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”), and (ii) the accompanying prospectus dated January 13, 2011, each filed with the Securities and Exchange Commission (the “SEC”).

Issuer:	Dendreon Corporation, a Delaware corporation

Securities offered:	2.875% Convertible Senior Notes due 2016 (the “Notes”) and the common stock of the Issuer, $0.001 par value (the “Common Stock”)

Aggregate principal amount of Notes offered:	$540,000,000 aggregate principal amount of Notes

NASDAQ Global Select Market Symbol for the Common Stock:	DNDN

Trade date:	January 14, 2011

Expected settlement date:	January 20, 2011

Underwriter’s option to purchase additional Notes:	Up to $80,000,000 aggregate principal amount of additional Notes

Maturity date:	January 15, 2016, unless earlier repurchased or converted

Annual interest rate:	2.875% per annum, accruing from the settlement date

Interest payment dates:	Each January 15 and July 15, beginning on July 15, 2011

Regular record dates:	Each January 1 and July 1, beginning on July 1, 2011

Public offering price:	100%

Closing stock price:	$36.60 per share of the Common Stock on The NASDAQ Global Select Market as of January 13, 2011

Conversion premium:	Approximately 40.00% above the closing stock price

Conversion price:	Approximately $51.24 per share of the Common Stock, subject to adjustment

1

Conversion rate:	19.5160 shares of the Common Stock per $1,000 principal amount of the Notes, subject to adjustment

Sole manager:	J.P. Morgan Securities LLC

CUSIP number:	24823Q AC1

ISIN number:	US24823QAC15

Net proceeds before expenses:	The Issuer estimates that its net proceeds from the sale of the Notes will be approximately $529.2 million (or approximately $607.6 million if the underwriter exercises its over-allotment option in full) after deducting the underwriting fees. The Issuer will not receive any proceeds from the sale of shares of the Common Stock.

Concurrent offering of the Common Stock:	In connection with the offering of the Notes, 1,787,100 outstanding shares of the Common Stock (subject to minor adjustments related to the allocation of the Notes) are being offered to facilitate hedging of the Notes by buyers of the Notes. The shares of Common Stock will be offered to the public at a price of $35.70 per share and subsequently offered in one or more transactions on The NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at the market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or any combination of the foregoing.

Commissions and discounts:	The underwriter has advised the Issuer that it proposes to initially offer the Notes at the public offering price, plus accrued interest, if any, from the settlement date.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the Issuer. The information below assumes no exercise or full exercise by the underwriter of the over-allotment option.

	Per Note	Without option	With option
Public offering price of the notes(1)	$1,000	$540,000,000	$620,000,000
Underwriting discounts and commissions in connection with the Notes offering	$20	$10,800,000	$12,400,000
Proceeds, before expenses, to us	$980	$529,200,000	$607,600,000

(1)	Plus accrued interest, if any, from January 20, 2011.

2

Adjustment to conversion rate upon conversion upon a fundamental change:
The following table sets forth the number of additional shares by which the conversion rate will be increased for Notes surrendered in connection with a fundamental change having the stock price and effective date set forth below:

	Stock Price
Effective Date	$36.60	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00
1/20/2011	7.8064	6.9258	4.5372	3.1646	2.3119	1.7498	1.3614	1.0828	0.8763	0.7192	0.5970
1/15/2012	7.8064	6.9494	4.4016	2.9733	2.1100	1.5569	1.1853	0.9255	0.7376	0.5976	0.4906
1/15/2013	7.8064	6.8682	4.1409	2.6632	1.8060	1.2803	0.9423	0.7157	0.5580	0.4444	0.3601
1/15/2014	7.8064	6.5811	3.6534	2.1514	1.3401	0.8811	0.6095	0.4415	0.3329	0.2595	0.2076
1/15/2015	7.8064	6.0124	2.7885	1.3120	0.6428	0.3386	0.1974	0.1289	0.0933	0.0728	0.0596
1/15/2016	7.8064	5.4840	0.4840	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $130.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $36.60 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate, as increased pursuant to this section by the number of additional shares, exceed 27.3224 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment in the same manner as the conversion rate is required to be adjusted as set forth in the Preliminary Prospectus Supplement under “Description of notes—Conversion rights—Conversion rate adjustments.”
The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and an accompanying prospectus dated January 13, 2011) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at 866-803-9204.

3

Free Writing Prospectuses
None

4

SCHEDULE II

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$540,000,000

Total	$540,000,000

5

SCHEDULE III
Bayh
Bishop
Brewer
Canet
Dziurzynski
Frohlich
Gold
Granadillo
Hamm
Ranieri
Schiffman
Stump
Urdal
Wilson

6

EXHIBIT A
[FORM OF LOCK-UP LETTER]
January __, 2011
J.P. MORGAN SECURITIES LLC
As Representative of the
several Underwriters listed in
Schedule 1 to the Underwriting Agreement

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
Re:	Dendreon Corporation — Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as Representative of the Underwriters (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Dendreon Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “ Public Offering ”) by the Underwriters named in Schedule 1 to the Underwriting Agreement (whether one or several, the “Underwriters”) of Convertible Senior Notes due 2016 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be, or are, issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.
     The foregoing sentence shall not apply to the sale of securities pursuant to the terms of the Underwriting Agreement or to: (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b) if the undersigned has previously transferred, from time to time during the 90-day restricted period, 10,000 shares of Common Stock pursuant to this clause (b), (i) each donee or distributee who receives any shares in excess of such limitation shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act shall be required to be filed or shall be voluntarily made during the 90-day restricted period, reporting a reduction in beneficial ownership; (c) transfers of shares of Common Stock or of securities convertible into or exercisable or exchangeable for Common Stock to (i) a spouse or child of the undersigned (a “Relation”) or (ii) a trust the only beneficiaries of which are any of the undersigned and/or one or more of its affiliates or Relations, provided that in the case of any transfer or distribution pursuant to this clause (c), (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the 90-day restricted period; (d) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of an option; (e) transfers of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock (a “10b5-1 Plan”) in existence prior to the date of the Prospectus; (f) the establishment of a 10b5-1 Plan, provided that such plan does not provide for the transfer of Common Stock during the 90-day restricted period; or (g) the exercise of an option to purchase shares of Common Stock or the withholding of shares of Common Stock upon vesting of restricted stock or otherwise deliverable upon exercise of an option for the purpose of satisfying tax obligations. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities LLC, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     This agreement shall automatically terminate and be of no force and effect (i) upon the delivery of written notice by the Company to J.P. Morgan Securities LLC that it is no longer interested in pursuing the Public Offering at the time of such notice or (ii) if no securities have been purchased and paid for pursuant to the Underwriting Agreement by March 15, 2011.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
[SIGNATURE PAGE FOLLOWS]

     This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

(Name)

(Address)

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